Exhibit 10.21

FOIA CONFIDENTIAL TREATMENT REQUESTED

Confidential Materials omitted and filed separate with the Securities and Exchange Commission

Triple asterisks denote omissions

NANG KUANG PHARMACEUTICAL CO., LTD

December 29, 2016

VIA E-MAIL

Athenex API limited

Hong Kong

Re:	Binding Term Sheet — Pemetrexed License and Distribution

To whom it may concern,

This binding term sheet (this “Term Sheet”) contains the basic terms that the Parties hereto may incorporate into a definitive License, Supply and Distribution Agreement (the “Definitive Agreement”) to be negotiated by and between Athenex API Limited (“Athenex”) organized under the law of Hong Kong on the one hand and Nang-Kuang, Pharmaceutical Co., LTD (“NK”) organized under the law of Taiwan and CANDA NK-2, LLC (“CANDA”) organized under the law of Texas on the other hand (Athenex, NK and CANDA are each sometimes individually referred to herein as a “Party” and collectively the “Parties”) for the Product (as defined below). The proposed transaction is subject to due diligence by Athenex and the negotiation, execution, signature and delivery of the Definitive Agreement and any other agreements related thereto. With this understanding, please either respond with any objections, corrections, and suggested revisions to the proposed terms, or acknowledge your desire to move forward in the negotiations generally as set forth herein by signing and returning a copy of this letter.

GENERAL TERMS:

Product:	Pemetrexed Disodium Injection, the generic equivalent of Alimta®, in 100mg and 500mg presentations as described in ANDA No. 207352 (the “Regulatory Submission”).

Territory:	The United States of America, including all of its possessions, territories and dependencies.

Term/Termination:

The term of the Definitive Agreement shall commence on the date of complete execution of the Definitive Agreement and continue for a period of ten (10) years from the date of the first commercial sale of the Product in the Territory by Athenex (the “Initial Term”), which shall automatically renew for successive two (2) year periods (each a “Renewal Term” and

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

NANG KUANG PHARMACEUTICAL CO., LTD

together with the Initial Term, the “Term”), unless either Party delivers written notice to the other Party, at least six (6) months prior to the expiration of the Initial Term or any Renewal Term, of its election not to renew the Definitive Agreement.

The Definitive Agreement may be terminated prior to the expiration of the Term for reasons including, but not limited to, the following:

(a)	Athenex may terminate, immediately upon written notice to NK, if NK materially breaches any of the terms of the Quality Agreement to be executed by the Parties.

(b)	Either Party may terminate upon sixty (60) days prior written notice if the other Party materially breaches any of its covenants, representations or warranties contained or incorporated by reference in the Definitive Agreement and such breach is not cured within such 60-day period after receiving written notice of the breach from the other Party.

(c)	Either Party may terminate immediately upon written notice to the other Party in the event that the other Party: (i) is or becomes insolvent; (ii) files, or has filed against it, a petition in bankruptcy, insolvency, liquidation or dissolution of assets, which, in the case of a petition filed against it, has not been dismissed within ninety (90) days; (iii) fails generally to pay its debts as they become due or admits in writing its inability to pay its debts; (iv) makes any assignment for the benefit of creditors; (v) has appointed a receiver of its property or a substantial portion thereof; or (vi) voluntarily takes advantage of any other law or procedure for the protection of debtors.

(d)	Athenex may terminate upon thirty (30) days prior written notice to NK in the event the Transfer Price Formula B calculation (described below) results in an amount equal to or less than zero, and the Parties are unable to reach agreement on reductions to the actual cost of the Products to Athenex’s satisfaction.

Development:	NK has completed the development of the Product according to current Good Manufacturing Practices (“cGMPs”) and filed the Regulatory Submission with the FDA for the commercialization of the Product in the Territory, which Regulatory Submission is pending approval from the FDA.

Supply:	NK shall be responsible, at its expense, for the following: (i) ensuring that the Product is manufactured according to cGMPs and (ii) ensuring that any facility or facilities used in the manufacture of the Product (each a “Facility”) is prepared for and ready to pass FDA inspections, and are, at all times designed, maintained, operated and updated as necessary to ensure compliance with cGMPs and in fact remain so compliant.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

NANG KUANG PHARMACEUTICAL CO., LTD

Ownership;

License;

Regulatory Fees:	All right, title and interest in the Regulatory Submission is currently owned by NK. Notwithstanding the foregoing, NK/CANDA will grant to Athenex an exclusive, royalty-free, non-cancellable, sub-licensable license in and to all intellectual property, know-how and any other proprietary rights associated with the Product and the Regulatory Submission for the Product to promote, use, sell, have sold, offer for sale, market, distribute, import and otherwise commercialize the Product in the Territory (the “License”). Subject to the terms of the License, Athenex shall have the sole and absolute discretion as to all matters pertaining to the promotion, marketing, sale and commercialization of the Product in the Territory. Athenex would be responsible for determining the price to advertise and charge its customers for the Product in its sole discretion. Each Party shall cooperate with the other Party and shall provide each other with all support reasonably requested by the other Party in connection with the maintenance of such Regulatory Submission. NK/CANDA shall be responsible for maintaining the Regulatory Submission associated with the Product, and shall pay all GDUFA or other fees, costs and expenses associated with the Regulatory Submission.

Exclusive Supply:	NK/CANDA would appoint Athenex as its sole and exclusive distributor for marketing and selling or otherwise commercializing the Product in the Territory. During the Term, NK/CANDA shall not market, distribute, sell or supply the Product in the Territory, nor shall NK/CANDA appoint, license, authorize, or permit any party other than Athenex or Athenex’s designee, as the case may be, to market, distribute, sell, or supply the Product in the Territory. In addition, NK/CANDA would not sell or supply Product to any person or entity that NK/CANDA knows or reasonably should know intends to resell the Product in the Territory. Athenex shall purchase all of its requirements for the Product from NK based upon Transfer Price Formula A (defined below), subject to NK’s ability to meet Athenex’s forecasted requirements, and Athenex shall be entitled to maintain a qualified back up source for the Product in the event of a failure of NK to supply the Product without prejudice to any other rights available to NK under this term sheet and applicable law including the rights provided in the Financial Terms section of this term sheet. For the avoidance of doubt, in the event that Athenex obtains Product from such back up supplier, Athenex would not be required to make any Second Payments (as defined below) to NK in connection with such Product.

Labeling, Marketing:	The Product would be marketed on a private label basis under the “Athenex” brand. Athenex would design the label for the Product and

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NANG KUANG PHARMACEUTICAL CO., LTD

market the Product in its sole discretion, subject to applicable law, and would be responsible for all regulatory submissions required in connection with such labeling and marketing. NK would label the Product in accordance with Athenex’s instructions, and Athenex would provide to NK all materials necessary for such labeling, including designs and artwork. All intellectual property created, generated, developed, or derived by or on behalf of Athenex in connection with the labeling and marketing of the Product would be the exclusive property of Athenex.

Third Party Infringement Claims:	If any third-party claim, demand, or cause of action (“Action”) claiming patent infringement arises out of or results from the Regulatory Submission or sale of the Product by Athenex in the Territory, the Parties shall jointly defend and control any such action by counsel mutually acceptable to the Parties, and the legal fees and related costs and expenses of such defense (“Defense Costs”) shall be paid by Athenex. Athenex shall have the right, but not the obligation, at its sole expense to retain separate counsel in defense of any third-party claim of patent infringement relating to the Regulatory Submission or sale of the Product. Without limiting the foregoing, Athenex shall indemnify and hold harmless NK and CANDA for any damages resulting from any Action made or brought against NK/CANDA by any third party as a result of (a) any negligent act or omission or intentional misconduct of Athenex in relation to its obligations under the Definitive Agreement to market and sell the Product in the Territory; (b) any breach of the Definitive Agreement by Athenex; or (c) any infringement of any third party patent based upon the sale of the Product by Athenex in the Territory. Notwithstanding the foregoing, in the event that Athenex incurs any Defense Costs, and/or a third-party infringement claim results in a settlement or a final, non-appealable judgment that Athenex’s sales of the Product infringe at least one valid claim of a third-party patent and Athenex is required to make any payments as a result of such settlement or judgment (“Infringement Payments”), or Athenex is obligated to indemnify NK/CANDA for any damages or other losses resulting from Athenex’s sale of the Product in the Territory (“Indemnification Payments”), Athenex would be entitled to keep and retain 100% of the Transfer Price Formula B from sales of the Product (i.e., the Third Payment would be eliminated going forward) until after the later of (y) the respective patent expires, and (z) the amount of Transfer Price Formula B retained by Athenex equals the sum of any Defense Costs, Infringement Payments and Indemnification Payments.

NK/CANDA would indemnify, defend, and hold Athenex harmless from and against all damages, liabilities, obligations, settlements, costs and expenses, including reasonable legal fees (collectively, “Damages”)

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

NANG KUANG PHARMACEUTICAL CO., LTD

incurred by Athenex arising in connection with any Action made or brought against Athenex by any third party as a result of (a) any negligent act or omission or intentional misconduct of NK/CANDA in relation to its obligations under the Definitive Agreement to manufacture and supply the Product to Athenex, (b) any breach of the Definitive Agreement by NK/CANDA, or (c) any alleged or actual defects in the Product supplied by NK/CANDA to Athenex.

Stoppage:	Athenex would have the right, without liability, to suspend its obligations to market and sell the Product under the Definitive Agreement in the event (i) of an injunction or other court order being issued which prohibits or restricts the marketing or sale of the Product in the Territory, (ii) the FDA or another applicable regulatory authority prohibits or restricts the marketing or sale of the Product in the Territory, or (iii) Athenex becomes aware of any potential adulteration, misbranding and/or other issues regarding the safety of the Product.

Launch Date:	Athenex shall utilize its commercially reasonable efforts to launch the Product within ten (10) days of the lifting or dissolution of the preliminary injunction entered in Case No. 1:14-CV-1647-TWP-DKL (“Pending Litigation”) currently pending in the United States District Court for the Southern District of Indiana, Indianapolis Division (“Preliminary injunction”); provided there are no external barriers to Athenex’s launch of the Product (i.e. regulatory approval, manufacturing, inventory, or legal proceeding). In the event that (i) the Preliminary Injunction has been lifted or dissolved, (ii) the Regulatory Submission has final FDA approval; (iii) there is sufficient launch inventory available to Athenex to supply at least 10% of the market in the Territory; (iv) there are no other external barriers to Athenex’s launch of the Product; and (v) Athenex, in its sole discretion, refuses to launch the Product within such ten (10) day period, Athenex shall provide NK with written notice of its intent not to launch the Product and, within thirty (30) days of receipt of such notice, NK/CANDA shall be entitled to terminate the Definitive Agreement and the License to the Product associated therewith. In such event, Athenex shall transfer to NK free and clear title to any commercial launch quantities produced pursuant to Purchase Orders (defined below) submitted by Athenex, provided that Athenex shall be responsible for paying NK/CANDA any outstanding amounts owed under said Purchase Orders. Moreover, all Prepayments paid by Athenex shall be retained by NK/CANDA. Nothing in this term sheet shall require Athenex to launch the Product prior to a finding of unpatentability by the Patent Trial and Appeal Board in any combination of IPR2016-00237, IPR2016-00240 and IPR2016-00318 of all claims that the Parties reasonably determine the Product infringes.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

NANG KUANG PHARMACEUTICAL CO., LTD

Purchase Orders;

Forecasts:	Athenex will purchase the Product from NK by submitting purchase orders which will include the quantity (which must be multiples of the validated batch size), delivery information (including destination) and desired delivery date (each a “Purchase Order”). Purchase Orders for the initial commercial launch quantities of Product shall be submitted to NK no less than one-hundred and eighty (180) days prior to the requested delivery date and Purchase Orders for subsequent quantities of Product shall be submitted to NK no less than ninety (90) days prior to the requested delivery date. Athenex shall provide forecast estimates (each a “Forecast”) to NK of its supply needs of the Product at least ninety (90) days prior to the submission of a Purchase Order to allow NK sufficient time to acquire API and other required supplies. NK shall review and reasonably approve the Forecasts and Purchase Orders. Upon NK’s approval of a Purchase Order, (i) NK shall be obligated to supply to Athenex the quantities of the Product within the time frames required pursuant to the relevant Forecasts and Purchase Orders; and (ii) Athenex shall pay to NK the Second Payment of the Transfer Price as defined in the section of Financial Terms below within 30 days thereafter. If the quantity of the Product requested in a Purchase Order is increased by more than ten percent (10%) compared to the most recently submitted Forecast, then NK shall use commercially reasonable efforts to supply such increased amount to Athenex; however, NK shall not be subject to any penalty if it is unable to supply such increased amount. If the quantity of the Product requested is lower than the forecast, resulting in the waste of API and other supplies, Athenex will be responsible for the cost of any wasted materials, including API. In furtherance of the foregoing, Athenex anticipates placing Purchase Orders in Q1 2017 to establish necessary inventory to support commercial launch.

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Shipping:	NK shall pay for shipping (shipments to be made FOB Destination (Incoterms 2010)) and will be liable and responsible for any loss or damage while shipments FOB are in transit.

Publicity:

The Parties agree that there will be no press release or other public statement issued by either Party relating to this Term Sheet without the written consent of the other Parties, which consent may be withheld in the absolute discretion of any Party. Notwithstanding the foregoing, in the event either Party is required by applicable law (as determined by counsel of such Party) to make a public disclosure, the Parties shall cooperate and agree on the language of such disclosure. Nothing in this paragraph shall preclude NK from making all necessary public disclosures required by its listing on the Taiwan Stock Exchange (“Press Release”). Athenex shall have the right to review the Press Release prior to publication. NK shall

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

NANG KUANG PHARMACEUTICAL CO., LTD

engage in good faith negotiations with Athenex regarding the content of the Press Release in the event that Athenex objects to the content of the Press Release.

Confidentiality:	NK, CANDA and Athenex are parties to a Confidential Disclosure Agreement dated as of December 13, 2016 (the “Confidentiality Agreement”), which includes obligations of the Parties to maintain in confidence all Confidential Information (as defined in the Confidentiality Agreement) of the other Parties, and the Parties agree that the terms of the Confidentiality Agreement shall not be amended, supplemented, abridged or terminated by this Term Sheet. The Confidentiality Agreement shall apply to the terms contained in this Term Sheet and the information exchanged by the Parties in connection with the negotiations and/or discussions regarding this Term Sheet.

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Governing Law:	This Term Sheet and the Definitive Agreement shall be governed by the laws of the state of Delaware, without regard to conflict of law provisions.

Miscellaneous:	The Parties will make good faith efforts to execute the Definitive Agreement within sixty (60) days of the execution of this Term Sheet. The Parties acknowledge that the terms set forth in this Term Sheet are not exhaustive and the Definitive Agreement shall include such other terms as are customary in a transaction of this nature, including such representations, warranties, covenants and insurance and indemnification obligations as shall be mutually agreed to by the Parties.

FINANCIAL TERMS:

Transfer Price: Overview (Components of the Transfer Price). Athenex would purchase the Product from NK at a transfer price (“Transfer Price”) to be agreed upon by both Parties. The Transfer Price would be divided into three types of payments: (1) one, two or three prepayments as specified in a below (collectively referred to as the “Prepayments”), (2) a payment after confirmation of each Purchase Order (the “Second Payment”), and (3) a payment after delivery of the Product pursuant to each Purchase Order (the “Third Payment”).

a.	Prepayments

Athenex is required to make the First Prepayment and Second Prepayments as indicated below. The First Prepayment and Second Prepayment are not refundable or conditioned on any event other than the execution of this Term Sheet. All amounts specified herein are in US dollars.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

NANG KUANG PHARMACEUTICAL CO., LTD

•	$3,000,000 upon execution of this Term Sheet between NK/CANDA and Athenex (“First Prepayment”); to be paid no later than twenty (20) business days after the execution of this Term Sheet; and

•	$9,000,000 on or before May 1, 2017 (“Second Prepayment”). The Athenex agreement to make the Second Prepayment is a binding and irrevocable obligation and not conditioned on the occurrence of any other event(s). For purposes of clarity and without the intent of being exhaustive, Athenex’s Second Prepayment obligation is not dependent in any manner on (1) the ability of Athenex to complete an initial public offering; (2) tentative or final approval by the FDA of the Regulatory Submission; (3) the outcome in case 15-2067 at the United States Court of Appeals for the Federal Circuit; or (4) the outcome at the Patent Trial and Appeal Board or any appeal in any of IPR2016-00237, IPR2016-00240 and IPR2016-00318. Athenex is a sophisticated party in the business of developing pharmaceutical products and has the benefit of counsel experienced in pharmaceutical industry transactions, patent law and Hatch-Waxman litigation when negotiating this Term Sheet. Further, Athenex fully understands that there is risk associated with this transaction and events may transpire that make this a less commercially attractive opportunity. Despite this, Athenex is willing to enter into this binding agreement via this Term Sheet and irrevocably agrees to make the Second Prepayment on or before May 1, 2017. In the absence of Athenex’s commitment to make the Second Prepayment on or before May 1, 2017, NK/CANDA would not have entered into this Term Sheet with Athenex.

b.	Second Payment

Athenex shall make a Second Payment of the Transfer Price to NK for the Product within thirty (30) days after NK’s confirmation of acceptance of each of Athenex’s Purchase Orders. The parties acknowledge that the amount of the Second Payment is based on ***% of the Transfer Price Formula A (defined below). The “Transfer Price Formula A” means the actual cost that will be incurred by NK to produce and ship the Product, including but not limited to the cost of materials, labor, overhead, relevant insurance and shipping incurred by NK, without any markup. The amount of the Transfer Price Formula A is estimated to be $ *** per 100 mg vial of the Product and $ *** per 500 mg vial of the Product, subject to the adjustment based on the Transfer Price Formula A that is to be determined by the average of the first three batches for the first year and thereafter by the first batch annually for the following years. Upon request by Athenex, NK would provide Athenex the breakdown and supporting documentation how the Transfer Price Formula A is calculated, and Athenex would have the right to audit NK’s books and records relating to the Transfer Price Formula A, limited once per year at Athenex’s sole cost.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

NANG KUANG PHARMACEUTICAL CO., LTD

c.	Third Payment

Subject to the terms below, Athenex shall make a Third Payment to NK/CANDA as a part of the Transfer Price equal to ***% of the “Transfer Price Formula B” (as defined below), which shall result in a ***% of Transfer Price Formula B to Athenex upon commercial launch of the Product. In addition, the total amount of the Second Payment and Third Payment to NK/CANDA is ***% of the Transfer Price Formula A plus ***% of Transfer Price Formula B. If the Transfer Price Formula B calculation results in an amount equal to or less than zero, the Parties would meet to negotiate how to reduce the actual cost of the Product. The Third Payment would be made on a quarterly basis by Athenex to NK/CANDA, within thirty (30) days following the end of each calendar quarter following the Launch Date. Each payment would be accompanied by a statement showing the aggregate Net Sales of the Product for the applicable quarter, the aggregate cost incurred by Athenex for the units sold, and the calculation of the Third Payment. The following definitions would apply to the calculation of the Third Payment:

(1)	“Athenex Profit” shall mean fifty percent (***%) of Transfer Price Formula B derived from Athenex’s sales of the Product in the Territory.

(2)	“Transfer Price Formula B” shall mean Net Sales less (i) the Second Payment to NK, freight in, duty, customs, shipping, inventory and write offs incurred by Athenex; and (ii) for the three (3) year period following the execution of the Definitive Agreement, ***% of Net Sales (defined below) for Athenex’s costs related to marketing and selling the Product, and for the period beginning immediately after the expiration of the three (3) year period following the execution of the Definitive Agreement, ***% of Net Sales (defined below) for Athenex’s costs related to marketing and selling the Product.

(3)	“Net Sales” shall mean the gross invoiced sales of the finished Product to all customers less (i) chargebacks; (ii) freight and insurance charges; (iii) trade discounts, credits or allowances; (iv) costs of replacements, returns, recalls or rebates (including but not limited to group purchasing organization fees and rebates); (v) discounts or rebates or other payments required by law to be made under Medicaid, Medicare or other governmental special medical assistance programs; (vi) wholesaler service charges; (vii) sales, excise or value added taxes paid on or in relation to sales of the finished Product and (viii) penalties from hospitals due to insufficient Product supply caused by NK’s limited capacity; (ix) storage costs/fees; and (x) any other fees paid or costs incurred by Athenex in connection with the handling, storage, shipment, distribution and sale of the Product (excluding marketing costs). All of the foregoing would be as calculated in accordance with United States Generally Accepted Accounting Principles.

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NANG KUANG PHARMACEUTICAL CO., LTD

Athenex shall reasonably cooperate with NK to make all Transfer Price payments to NK in the manner specified by NK and set forth in the Definitive Agreement between the Parties.

Accounting

Rights:	Each Party shall have the right, no more than once per calendar year, to inspect the books and records of the other Parties to evaluate reported costs, including Transfer Price, Net Sales and Athenex Profit The Party requesting the audit shall bear its costs.

Expenses:	Each Party will bear its own legal, accounting and other fees and expenses related to the proposed business transaction incurred through the execution of the Definitive Agreement.

Assignment:	The Definitive Agreement is not assignable by either Party without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, either Party may assign all or any portion of this Agreement without the consent of the other Party to an affiliate or upon a merger, reorganization or sale of substantially all its assets to which the Definitive Agreement relates. Without limiting the forgoing, NK may assign all or any portion of the Definitive Agreement to CANDA.

Sincerely,

NANG KUANG PHARMACEUTICAL CO., LTD

By:

Title:

Date:

Athenex API limited

By:

Title:

Date:

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

NANG KUANG PHARMACEUTICAL CO., LTD

CANDA NK-2, LLC

By:

Title:

Date:

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

NANG KUANG PHARMACEUTICAL CO., LTD

Sincerely,

NANG KUANG PHARMACEUTICAL CO., LTD

By:

Title:

Date:

Athenex API limited

By:

Title:

Date:

CANDA NK-2, LLC

By:

Title:

Date:

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.